Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement, dated as of May 28, 2010 (this “Termination Agreement”), is by and among TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), and the entities listed on Exhibit A hereto (each, an “Avalon Party” and collectively, the “Avalon Parties”).

WHEREAS, the Company and the Avalon Parties entered into that certain Agreement, dated as of April 7, 2009 (as amended on October 12, 2009, the “Agreement”, all capitalized terms not defined herein shall have the meaning set forth for such term in the Agreement), which Agreement grants the Avalon Parties certain rights to representation on the Company’s board of directors so long as the Avalon Parties continue to satisfy the Minimum Condition;

WHEREAS, Jonathan McCloskey served as the Avalon Nominee pursuant to the Agreement;

WHEREAS, the Avalon Parties have delivered notice to the Company (the “Notice”) that the Minimum Condition is no longer satisfied, that Mr. McCloskey ceased to be an employee of any of the Avalon Parties or their Affiliates on February 28, 2010 and that none of the Avalon Parties nor any of their Affiliates has had any communication with Mr. McCloskey relating to the Company since such date;

WHEREAS, the Company desires that Mr. McCloskey continue to serve on the Company’s board of directors, notwithstanding the Avalon Parties’ failure to satisfy the Minimum Condition and that Mr. McCloskey is no longer associated with the Avalon Parties or their Affiliates; and

WHEREAS, the Avalon Parties and the Company desire to terminate the Agreement, effective as of May 27, 2010 (the “Effective Date”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Termination of the Agreement. Notwithstanding Section 4.8 of the Agreement, effective as of the Effective Date, the Agreement shall be terminated and shall cease to remain in force and effect.

Section 2. Acknowledgement. Each of the parties agrees and acknowledges that there has been no breach of the Agreement. The Company acknowledges that it has received the Notice and that the Avalon parties have informed the Company that Jonathan McCloskey ceased his employment with the Avalon Parties and/or their Affiliates on February 28, 2010 and that the Avalon Parties and their Affiliates have had no communication relating to the Company with Jonathan McCloskey since such date.

Section 3. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Wisconsin.

Section 4. Counterparts. This Termination Agreement may be executed in two or more counterparts (each of which shall be deemed an original, but all of which together shall constitute one and the same instrument).

Section 5. No Third-Party Beneficiaries. Nothing in this Termination Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors and permitted assigns any right, remedy or claim under or by reason of this Termination Agreement.

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of he undersigned parties has executed or caused this Termination Agreement to be executed as of the date first above written.

TomoTherapy Incorporated

By: /s/ Frederick A. Robertson
Name: Frederick A. Robertson
Title: President and Chief Executive Officer

Avalon Capital Group, Inc.

By: /s/ Nicole S. Blakely
Name: Nicole S. Blakely
Title: VP, General Counsel

Avalon Portfolio, LLC

By its Manager, Avalon Capital Group, Inc.
By: /s/ Nicole S. Blakely
Name: Nicole S. Blakely
Title: VP, General Counsel

Avalon Technology, LLC
By its Manager, Avalon Portfolio, LLC
By its Manager, Avalon Capital Group, Inc.
By: /s/ Nicole S. Blakely
Name: Nicole S. Blakely
Title: VP, General Counsel

Exhibit A

Avalon Parties

Avalon Capital Group, Inc.
Avalon Portfolio, LLC
Avalon Technology, LLC